SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    Form 8-K
                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                  April 8, 2002
                                 Date of Report
                            (Earliest Reported Event)

                        MEDIALINK WORLDWIDE INCORPORATED
             (Exact name of registrant as specified in its charter)

                           Commission File No. 0-21989


           Delaware                                      52-1481284
(State or other jurisdiction of               (IRS Employer Identification No.)
incorporation or jurisdiction)


708 Third Avenue
New York, NY                                               10017
(Address of principal                                    (Zip Code)
executive offices)

                                 (212) 682-8300
               Registrant's telephone number, including area code:



         (Former names or former address, if changed since last report)

ITEM 5.  OTHER EVENTS.

On April 8, 2002, TTX Limited ("Teletrax"), a subsidiary of Medialink Worldwide Incorporated ("Medialink"), entered into a Technology License Agreement with Koninklijke Philips Electronics N.V. ("Philips"), for the use of Philips' WaterCast technology. WaterCast embeds private key digital watermarks into broadcast video, which can then be detected at monitoring stations dedicated for the purpose of generating data that indicates where and when video content is disseminated, whether over-the-air, on radio, via satellite or over the internet.

Provided that Teletrax reaches certain milestones, the agreement grants limited exclusivity to Teletrax by prohibiting Philips from licensing the WaterCast technology to any other entity in the Teletrax territory for a period of 24 months after the roll out of the technology. The term of the agreement is for 15 years for worldwide use.

Medialink, which owns 76% of Teletrax, has agreed to advance to Teletrax up to $1.761M over the next 15 months for working capital purposes. The loan bears interest at commercial rates and is repayable in advance of any dividend distribution to the shareholders of Teletrax. In any event, the loan is due to be repaid no later than April 8, 2005. In addition, Teletrax has agreed to acquire WaterCast embedders and detectors from Philips Digital Networks BV. The minimum purchase under the Purchase and Sale Agreement is for EURO-189,000, which amount is expected to be funded with the working capital advances provided by Medialink.

Teletrax digitally embeds an invisible and indelible code into video, which, when broadcast, is automatically tracked through a worldwide network of detectors being installed by Teletrax. Teletrax reports the video usage to producers, broadcasters and distributors, enabling them to determine precise use of the video and to control and realize full value of their copyrighted material.

Medialink has announced its first client for its Teletrax Service, Reuters Limited, the global news, information and technology group ("Reuters"). Reuters signed a 3 year Service Agreement with Teletrax for the provision of the Teletrax service to electronically track and log materials distributed by over-the-air broadcast, cable distribution or satellite distribution directly or indirectly to the public, as well as material professionally distributed between users via the Internet. As part of the agreement, Teletrax will significantly expand its monitoring network by deploying its detectors in Reuters offices located throughout the world. The Teletrax detectors within these offices will monitor the broadcast of video content for Reuters as well as the broadcast of video content of other Teletrax clients. The agreement has a one-time early termination provision allowing cancellation on July 1, 2003.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  April 25, 2002                     MEDIALINK WORLDWIDE INCORPORATED

                                          /s/Laurence Moskowitz
                                          --------------------------------
                                          Name:  Laurence Moskowitz
                                          Title: Chairman, President and
                                                 Chief Executive Officer